SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to

Section 14(a) of the Securities Exchange Act of 1934

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Document Capture Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DOCUMENT CAPTURE TECHNOLOGIES, INC.

4255 Burton Drive

Santa Clara, California 95054

(408) 436-9888

October 30, 2012

Dear Fellow Stockholder:

The 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Document Capture Technologies, Inc. (the “Company” or “Document Capture”) will be held at 11:00 a.m., Eastern Standard Time, on November 16, 2012 at One Penn Plaza, New York, New York 10119. Enclosed you will find a formal Notice of Annual Meeting, Proxy Card (the “Proxy”) and Proxy Statement, detailing the matters which will be acted upon. Directors and Officers of the Company will be present to help host the meeting and to respond to any questions from our stockholders. I hope you will be able to attend.

Please sign, date and return the enclosed Proxy without delay in the enclosed envelope. If you attend the Annual Meeting, you may vote in person, even if you have previously mailed a Proxy, by withdrawing your Proxy and voting at the meeting. Any stockholder giving a Proxy may revoke the same at any time prior to the voting of such Proxy by giving written notice of revocation to the Company’s Secretary, by submitting a later dated Proxy or by attending the Annual Meeting and voting in person. All shares represented by Proxies will be voted at the Annual Meeting in accordance with the specifications marked thereon, or if no specifications are made, (a) as to Proposal 1, the Proxy confers authority to vote “FOR” all of the six persons listed as candidates for a position on the Board of Directors, (b) as to Proposal 2, the Proxy confers authority to vote “FOR” the approval of a contingent amendment to Article Fourth of the Company’s Restated Certificate of Incorporation to effect a contingent reverse stock split of the Company’s outstanding common stock, (c) as to Proposal 3, the Proxy confers authority to vote “FOR” the approval of the appointment of  Hein & Associates LLP, as the Company’s independent auditor for the year ended December 31, 2012, and (d) as to any other business which comes before the Annual Meeting, the Proxy confers authority to vote in the Proxy holder’s discretion.

The Company’s Board of Directors believes that a favorable vote for each candidate for a position on the Board of Directors and for all other matters described in the attached Notice of Annual Meeting and Proxy Statement is in the best interest of the Company and its stockholders and recommends a vote “FOR” all candidates and all other matters. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed Proxy promptly.

Thank you for your investment and continued interest in Document Capture Technologies, Inc.

Sincerely,

/s/ David P. Clark

David Clark
Chief Executive Officer

DOCUMENT CAPTURE TECHNOLOGIES, INC.

4255 Burton Drive

Santa Clara, California 95054

(408) 436-9888

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD FRISDAY, NOVEMBER 16, 2012

Notice is hereby given that the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Document Capture Technologies, Inc., a Delaware corporation (the “Company” or “Document Capture”), will be held at One Penn Plaza, New York, New York 10119, on Friday, November 16, 2012 at 11:00 a.m., Eastern Standard Time, for the following purposes:

1.	To elect six Directors to the Board of Directors to serve until the 2013 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

2.	To vote on the approval of a contingent amendment to Article Fourth of the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock;

3.	To ratify the appointment by the Company’s Board of Directors of Hein & Associates LLP, to serve as the Company’s independent auditors for the year ended December 31, 2012; and

4.	To consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on October 25, 2012, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

A stockholders list will be available for inspection at the Annual Meeting.

Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be made.

STOCKHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND MAIL IT IN THE ENCLOSED STAMPED, SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU SIGN AND RETURN YOUR PROXY WITHOUT SPECIFYING YOUR CHOICES IT WILL BE UNDERSTOOD THAT YOU WISH TO HAVE YOUR SHARES VOTED IN ACCORDANCE WITH THE DIRECTORS’ RECOMMENDATIONS. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY, IF YOU DESIRE, REVOKE YOUR PROXY AND VOTE IN PERSON.

By Order of the Board of Directors
/s/ Craig H. Weber
Craig H. Weber, Secretary

October 30, 2012

DOCUMENT CAPTURE TECHNOLOGIES, INC.

4255 Burton Drive

Santa Clara, California 95054

(408) 436-9888

PROXY STATEMENT

2012 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors (the “Board of Directors”) of Document Capture Technologies, Inc. (the “Company” or “Document Capture”) of proxies to be voted at the 2012 Annual Meeting of Stockholders to be held at 11:00 a.m., Eastern Standard Time, on Friday, November 16, 2012 at One Penn Plaza, New York, New York 10119 and at any adjournments thereof (the “Annual Meeting”). The Annual Meeting has been called to consider and take action on the following proposals: (i) To elect six Directors to the Board of Directors to serve until the 2012 Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified; (ii) To vote on the approval of a contingent amendment to Article Fourth of the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock, (iii) To appoint Hein & Associates LLP, to serve as the Company’s independent auditors for the year ended December 31, 2012; and (iv) To consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the proxy will vote on such other matters and/or for other nominees in accordance with their best judgment. The Company’s Board of Directors recommends that the stockholders vote in favor of each of the proposals. Only holders of record of common stock, $.001 par value (the “Common Stock”), of the Company at the close of business on October 25, 2012 (the “Record Date”) will be entitled to vote at the Annual Meeting.

The principal executive offices of the Company are located at 4255 Burton Drive, Santa Clara, California 95054 and its telephone number is (408) 436-9888. The approximate date on which this Proxy Statement, the proxy card and other accompanying materials are first being sent or given to stockholders is approximately November 2, 2012. A copy of the Company’s Annual Report for the fiscal year ended December 31, 2011 is enclosed with these materials, but should not be considered proxy solicitation material.

INFORMATION CONCERNING SOLICITATION AND VOTING

As of the Record Date, there were 22,076,976 outstanding shares of Common Stock, each share entitled to one vote on each matter to be voted on at the Annual Meeting. As of the Record Date, the Company had approximately 365 holders of record of Common Stock. Only holders of shares of Common Stock on the Record Date will be entitled to vote at the Annual Meeting. The holders of Common Stock are entitled to one vote on all matters presented at the meeting for each share held of record. The presence in person or by proxy of holders of record of a majority of the shares outstanding and entitled to vote as of the Record Date shall be required for a quorum to transact business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned until a quorum is obtained.

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Each nominee to be elected as a director named in Proposal 1 must receive the vote of a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting. For the purposes of election of directors, although abstentions will count toward the presence of a quorum, they will not be counted as votes cast and will have no effect on the result of the vote. Brokers who hold shares in street name may not vote on behalf of beneficial owners with respect to Proposal 1.

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting is required for the approval of each of Proposals 2 and 3. For purposes of approval of each of Proposals 2 and 3, abstentions will not be counted as votes entitled to be cast on each of these matters and will have no effect on the result of the vote. “Broker non-votes,” which occur when brokers are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, will not be counted for the purpose of determining the number of shares present in person or by proxy on each of Proposals 2 and 3 and will have no effect on the outcome of the vote. Brokers who hold shares in street name may not vote on behalf of beneficial owners with respect to Proposal 2.

To avoid a broker non-vote of your shares on the election of directors and the contingent amendment to Article Fourth of the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock, which are non-routine matters, you must provide voting instructions to your broker or other nominee.

The expense of preparing, printing and mailing this Proxy Statement, exhibits and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

Proxies given by stockholders of record for use at the Annual Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the stockholder or his attorney authorized in writing or, if the stockholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Annual Meeting, or any adjournments thereof, at which the proxy is to be used, or with the chairman of such Annual Meeting on the day of the Annual Meeting or adjournments thereof, and upon either of such deposits the proxy is revoked. Stockholders attending the meeting may revote their proxies at the meeting.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

Proposals 1, 2 and 3 do not give rise to any statutory right of a stockholder to dissent and obtain the appraisal of or payment for such stockholder’s shares.

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PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, six individuals have been nominated to be elected to serve as directors until the next annual meeting or until their successors are duly elected, appointed and qualified. Unless a stockholder WITHHOLDS AUTHORITY, a properly signed and dated proxy will be voted “FOR” the election of the persons named below, unless the proxy contains contrary instructions. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a Director. However, in the event any nominee is not a candidate or is unable or unwilling to serve as a Director at the time of the election, unless the stockholder withholds authority from voting, the proxies will be voted “FOR” any nominee who shall be designated by the present Board of Directors to fill such vacancy.

The name and age of each of the six nominees, his position with the Company, and the period during which such person has served as a Director are set out below.

Name	Year First Elected As an Officer Or Director	Age	Position(s) Held
Richard “Bo” Dietl Edward M. Straw	2011 2008	62 73	Chairman of the Board of Directors Vice Chairman of the Board of Directors
David Clark	2004	44	Chief Executive Officer and Director
Roseann Larson	2010	54	Director
Darwin Hu	2004	59	Director
Jody R. Samuels	2009	43	Director

None of the members of the Board of Directors or executive officers of the Company are related to each other. Each year the stockholders elect the members of our Board of Directors. We do not have a standing nominating committee. Our entire board of directors currently serves as the nominating committee. There were no changes in procedures for nominating DCT directors during the year ended December 31, 2011.

RICHARD “BO” DIETL became Chairman of our Board of Directors on September 29, 2011.  Mr. Dietl is the Founder & Chairman of Beau Dietl & Associates. Founded in 1985, following a 16-year career as one of the most decorated detectives in the NYPD, Beau Dietl & Associates has grown to become one of the premier investigative and security firms in the nation.  Mr. Dietl has been DCT’s largest stockholder and has been instrumental with numerous DCT strategic initiatives since July 2008.  In 2010, Mr. Dietl formed Beau Dietl Consulting Services (“BDCS”) to recruit temporary and permanent placements in the IT, Finance, and Business verticals for global leaders and Fortune 500 companies.  Clients include JP Morgan Chase, Citibank and Ernst & Young.

Bo is the Founder of Electronic Risk Management Solutions (“ERMS”); at the forefront of corporate security initiatives by providing state-of-the-art anti-hacking security systems.

Mr. Dietl has been the Chairman of Security Solutions since 1999, a company that provides the highest level of professional computer network security for all size companies from small businesses to multi-national corporations.

Mr. Dietl is the Founder and Chairman of a revolutionary software tool called Bo Dietl’s One Tough ComputerCop.  The software was developed to significantly increase a parent’s ability to protect children from online predators. The software has been approved by the National Center for Missing and Exploited Children, and has been featured on America’s Most Wanted.

In 2003 Bo became the Principal of NetWolves, an innovator of a 3 tier firewall software system called the Fox Box. NetWolves inked a deal with General Electric for worldwide installation of NetWolves technology.

Mr. Dietl is a Fox News contributor focused on current events and is a regular guest on the radio talk show Imus in the Morning.

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EDWARD M. STRAW became Chairman of our Board of Directors on July 15, 2008 and became our Vice Chairman on September 29, 2011. Mr. Straw is the founder and managing partner of Ed Straw Venture Partners, a firm that assists start-up entrepreneurs locate and secure capital. He also serves on the board of directors of Performance Equity Management, Capital Teas, and is the Chairman of Odyssey Logistics and Technology.

From 2000 to 2005, Mr. Straw served as President of Global Operations of the Estée Lauder Companies Inc., where he led the manufacturing, research and development, information systems, package engineering, quality assurance and global supply chain areas, which support all 20 brands of the Estée Lauder Companies around the world. From 1998 to 2000, Mr. Straw was Senior Vice President, Global Manufacturing and Supply Chain Management at Compaq Computer Corporation, then the world’s largest computer company. At Compaq, Mr. Straw was responsible for integrating and managing its global supply chain across the entire organization and among suppliers, partners and customers. From 1997 to 1998, Mr. Straw was President of Ryder Integrated Logistics, Inc., the leading provider of supply chain services in North America.

Prior to joining the private sector, Mr. Straw served in various positions in the U.S. Navy for over 30 years, including as Vice Admiral, Director and Chief Executive Officer of the Defense Logistics Agency, the largest military logistics command supporting the American armed forces. Mr. Straw is also currently Trustee for the U.S. Naval Academy Foundation, and has served on the Board of Directors of the Navy Federal Credit Union, the U.S. Chamber of Commerce, and the Boy Scouts of America, National Capital Region. Mr. Straw holds a Bachelor of Science degree in Engineering from the U.S. Naval Academy and a master's degree in Business Administration from the George Washington University.

DAVID CLARK has been our Chief Executive Officer since March 1, 2008 and prior thereto served as Senior Vice President of Business Development. Mr. Clark has been a director since July 2004. From October 2003 to July 2004 Mr. Clark was President of Nautical Vision, Inc., a market-specific image display company. There he created and implemented the company’s business plan, which involved product sourcing, sales and marketing and general management. From June 2001 to October 2003 Mr. Clark actively invested in and consulted to a diverse group of companies in addition to being involved in residential development.

Mr. Clark was President and CEO of Homebytes.com from November, 1998 to May of 2001, where he was primarily responsible for raising in excess of twenty five million dollars in funding from investors including America Online, FBR Technology Venture Partners, PNC Bank, and Bank of America, as well as being instrumental in the acquisition of a key competitor of Homebytes.com. Prior thereto Mr. Clark was the head of distribution and a director of Take Two Interactive (Nasdaq Global Market:TTWO) which was a result of TTWO’s acquisition of Inventory Management Systems, Inc. (I.M.S.I.), of which Mr. Clark was a co-founder and President. Prior to founding I.M.S.I., Mr. Clark held various management positions with Acclaim Entertainment (NASDAQ:AKLM), and the Imagesoft division of SONY Music (NYSE:SNE). Mr. Clark received a B.S. in Business from the State University of New York at Binghamton in 1990.

ROSEANN LARSON was appointed as director and Chairman of our Audit Committee on June 8, 2010. Since January 2011, Ms. Larson has been a consultant for Beau Dietl & Associates. Ms. Larson has held several executive positions with Estee Lauder Companies Inc. (NYSE: EL) in her more than twenty years with the company. Most recently, Ms. Larson has held the position of Vice President and Program Manager, EMEA (Europe, Middle East and Africa) for Estee Lauder, responsible for the centralizing, standardization, and streamlining of the information systems across Estee Lauder’s global enterprise. At the commencement of her career at Estee Lauder in 1989, Ms. Larson was Manager, Internal Audit for Estee Lauder where she conducted operational, IT, financial, and environmental audits and contributed to fraud investigations for all divisions worldwide. Ms. Larson is a Certified Public Accountant and a member of the AICPA. She earned a bachelor’s degree in Accounting from Bernard Baruch College, New York, NY in 1980.

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DARWIN HU became our Chairman, President and Chief Executive Officer on April 2, 2004, in connection with our acquisition of Syscan, Inc. Mr. Hu resigned as President and Chief Executive Officer on March 1, 2008 and stepped down as Chairman of the Board of Directors on July 15, 2008. Mr. Hu continues to serve as a director of the Company. Prior to April 2, 2004, Mr. Hu was the President and Chief Executive Officer of Syscan, Inc., our wholly-owned subsidiary. Mr. Hu has over 21 years of experience in the high-tech industry and has held various management related positions within organizations related to color graphic imaging input scanning, display output and imaging communication product development, manufacturing and sales and marketing. Before joining Syscan, Inc. in April 1998, Mr. Hu held senior management positions at Microtek, Xerox, OKI, AVR, DEST, Olivetti and Grundig. Mr. Hu holds a bachelor's degree in Engineering Science from National Cheng-Kung University, Taiwan, and a master's degree in Computer Science and Engineering from California State University, Chico, USA.

JODY R. SAMUELS has been a member of our Board of Directors since 2009 and is the Chairman of our Compensation Committee. In November 2010, Mr. Samuels started his own consulting business through which he provides legal and business consulting services to public and private companies. Mr. Samuels also acts as corporate counsel to several public companies, as well as representing investment banking firms and private investors in connection with private securities transactions, PIPEs, reverse mergers and M&A transactions. From 2006 through 2010, Mr. Samuels was a partner of the law firm of Richardson & Patel LLP.  Prior thereto he was an associate and then a partner with the law firm of Ellenoff, Grossman & Schole from 2004 through 2006.  From 1996 through 2004, Mr. Samuels was an associate at the law firm of Gersten Savage LP.  Mr. Samuels has been the Company’s corporate counsel since Syscan, Inc., our operating subsidiary, merged with Bankengine Technologies, Inc. in 2004.  Throughout his career Mr. Samuels has represented numerous public and private companies in connection with their corporate and securities transactions including public offerings, PIPE’s, reverse mergers, as well as M&A transactions and regulatory compliance.  Mr. Samuels has also represented broker-dealers in connection with many public and private securities offerings.  Mr. Samuels received a B.S. in Accounting from Brooklyn College in 1991 and his Juris Doctorate from New York Law School in 1995.

Vote Required

Provided that a quorum of stockholders is present at the meeting in person, or is represented by proxy, and is entitled to vote thereon, Directors will be elected by a plurality of the votes cast at the meeting and will be elected to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR Messrs. Dietl, Straw, Clark, Hu, Samuels and Ms. Larson. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the above listed nominees and AGAINST any other nominees.

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Compensation of Directors

In March 2011, our Board of Directors approved the payment of cash retainers to our non-executive directors for their service as directors on our Board and Committees thereof. Our non-executive directors shall be compensated as follows:

-	A quarterly retainer payment in the amount of $10,000;
-	An option grant in the amount of 20,000 options per year;
-	A $2,000 quarterly retainer payment to the Chairman of the Board; and
-	A $1,250 quarterly retainer payment to the Chairman of each Committee of the Board.

Directors are also reimbursed for actual expenses incurred in connection with performing duties as directors.

Board of Directors Meetings and Subcommittees

Attendance at Board Meetings and Annual Shareholders’ Meeting

The Board held eight meetings in 2011. All directors attended at least 75% of the meetings of the Board in 2011. Following each board meeting in 2011, our independent board members met without management present.

Audit Committee and Financial Expert

DCT’s Audit Committee was established on January 20, 2009 with all of DCT’s independent directors. Subsequent to that date, the Audit Committee began assisting the Board in its general oversight of financial reporting and internal controls, and is responsible for the appointment, retention, compensation, and oversight of the work of our independent registered public accounting firm. At DCT’s Annual Shareholders’ meeting held on September 14, 2009, our independent financial expert and Audit Committee Chair was not re-elected to our Board of Directors. From that date until June 8, 2010, when a new financial expert was appointed to our board, our entire Board acted as our Audit Committee. Effective June 8, 2010, Roseann Larson was appointed our Audit Committee Chair, and each of Messrs. Straw and Hu are members of the Audit Committee.

The Audit Committee charter is attached to DCT’s 2011 Annual Report on Form 10-K at Exhibit 99.1. The Audit Committee assesses the adequacy of its charter on an annual basis.

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Compensation Committee

DCT’s Compensation Committee was established on November 12, 2009, and has authority for reviewing and determining salaries, performance-based incentives, and other matters related to the compensation of our executive officers. The Compensation Committee also administers our stock option plans, including reviewing and granting stock options to our executive officers. Additionally, they review and determine various other compensation policies and matters. Currently, our Compensation Committee consists of Mr. Samuels (Chairman), Mr. Straw and Mr. Hu.

The Compensation Committee charter is attached to DCT’s 2009 Annual Report on Form 10-K at Exhibit 99.2. The Compensation Committee assesses the adequacy of the charter on an annual basis.

Nominating Committee

At this time, we do not have a separate nominating committee as this function is performed by our full Board of Directors. Our entire Board of Directors is active in the nominating process. Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. The Board of Directors carefully considers nominees regardless of whether they are nominated by shareholders or existing board-members.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers and persons who beneficially own more than 10% of our common stock (referred to herein as the “reporting persons”) file with the SEC various reports as to their ownership of and activities relating to our common stock.  Such reporting persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file.  Based solely upon a review of copies of Section 16(a) reports and representations received by us from reporting persons, and without conducting any independent investigation of our own, in 2011, we believe all Forms 3, 4 and 5 were timely filed with the SEC by such reporting persons.

Code of Ethics

Our board of directors adopted a Code of Ethics, including an Insider Trading Policy, applicable to all Document Capture employees and members of our Board of Directors.  Each employee and board member is required to sign our Code of Ethics every year. Any amendment of our Code of Ethics or waiver thereof applicable to any of our principal executive officer, principal financial officer and controller, principal accounting officer, directors or persons performing similar functions will be disclosed on our website within 4 business days of the date of such amendment or waiver.  In the case of a waiver, the nature of the waiver, the name of the person to whom the waiver was granted and the date of the waiver will also be disclosed. Our Code of Ethics, originally adopted in March 2005, was updated in February 2008 and was filed as Exhibit 14.1 to our Form 10-KSB for the year ended December 31, 2007.

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 EXECUTIVE OFFICERS

The current executive officers of the Company are: David P. Clark, Chief Executive Officer, Craig H. Weber, President and Chief Operating Officer, and M. Carolyn Ellis, Chief Financial Officer. Please see the “Election of Directors” section of this proxy statement for certain information concerning Mr. Clark.

CRAIG H. WEBER became the Company’s President and Chief Operating Officer on November 3, 2010.  From 2008 until joining DCT in November 2010, Mr. Weber was Executive Vice President, Corporate Development and Chief Financial Officer of Home Care Delivered, Inc., a provider of disposable medical supplies. Previously, Mr. Weber held leadership positions as Managing Partner of Hollymeade Group, LLC, a real estate investment firm from 2003 to 2008, President of Hollymeade Land Services, LLC, an excavation company from 2005 to 2008, President and Chief Executive Officer of Whitlock eBusiness Solutions, a business and technology consulting company from 2001 to 2003; Chief Operating Officer, strategic planning officer and legal officer of Homebytes.com, a nationally licensed real estate brokerage company from 1999 to 2001; and Vice President-Business Development and Chief Legal, Human Resources and Administrative Officer for Walco International, Inc., a national distributor of pharmaceuticals and other products from 1997 to 1999. Prior to that, Mr. Weber practiced corporate law for 12 years as a partner at McGuire Woods and associate at Sullivan & Cromwell, where he specialized in corporate finance, mergers & acquisitions, banking and general corporate matters. Mr. Weber is a member of the board of directors, Chairman of the Compensation Committee and member of the Audit Committee of Optical Cable Corporation, a manufacturer of fiber optic and copper data communication cabling (Nasdaq Global Market: OCC). Mr. Weber earned his master's degree in Business Administration from The College of William and Mary; his law degree from the University of Virginia, and his undergraduate degree from Cornell University.

M. CAROLYN ELLIS was appointed our Chief Financial Officer on November 1, 2007. Ms. Ellis was an independent contractor to the Company since April 2006 in charge of and supervising our financial reporting obligations. Prior to her work with DCT, Ms. Ellis served as a director, secretary and treasurer of Knovative, Inc., a telecommunications research and development company that she co-founded in 2003. She was a member of Knovative’s board of directors until Knovative shut down operations in August 2011. From April 2000 until July 2003, Ms. Ellis served as the Vice President of Finance for Correlant Communications, a company in the telecommunications industry. Ms. Ellis has been a certified public accountant since 1989. She earned a bachelor's degree in Economics and Accounting from Hendrix College in 1986 and a master's degree in Business Administration from the University of New Mexico in 1994.

KEY EMPLOYEES

MARTIN BOLIEK became DCT’s Chief Technology Officer on September 6, 2011. From July 2009 until joining DCT, Mr. Boliek provided consulting services for business, technology, and IP development for several start-up companies in the SaaS management, security, document processing, mobile, and video domains. From September 1990 until July 2009, Mr. Boliek held multiple executive positions with Ricoh Innovations, Inc, and most recently held the position of Program Manager. Mr. Boliek has over 20 years of engineering and management experience leading the invention of several new technologies including components of the JPEG and JPEG 2000 image coding standards, wavelet-based document image enhancement, and document security and authentication technology. Mr. Boliek holds more than 50 issued patents with more pending. He has published more than 25 academic journal and conference papers and received several awards from Ricoh USA (e.g. No. 1 Technology Award, Best Conference paper, Responder Award) and ISO (e.g. Gene Milligan Award, Certificates of Appreciation). Mr. Boliek has been a member of the Institute of Electrical and Electronics Engineers (“IEEE”) for 24 years and currently a Senior Member of IEEE. Mr. Boliek received his Masters of Business Administration from the University of San Francisco, his Masters of Science in Electrical Engineering from the University of California, Davis and his Bachelor of Arts in Physics from the University of California, Santa Cruz.

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JACQUES VONBECHMANN became DCT’s Senior Vice President of Sales on January 3, 2011. Before joining Document Capture Technologies, Inc. Mr. vonBechmann was Senior Vice President of Sales and Marketing at Home Care Delivered, Inc. He has held executive positions in sales and marketing for companies ranging from Internet start-ups to Fortune 100 companies, including National Accounts, Allergan, Inc.; Vice President, Marketing of Cendant Corporation; and Vice President, Sales at Allianz. He also has experience with a wide variety of markets that include pharmaceutical, consumer products, technology and financial institutions and has worked with companies such as Capital One, Bank One, Qwest, Genworth Long Term Care, Columbia HCA, Double Click, Orbitz, Disney, Continental Airlines, United Airlines, American Airlines, Expedia and Blue Cross Blue Shield. He also taught Marketing, Economics and Leadership courses as an adjunct professor at the University of Richmond. He is a graduate of the University of Virginia and received his MBA from The College of William and Mary.

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EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth, for the years indicated, all compensation awarded to, paid to or earned by the following type of executive officers for the year ended December 31, 2011: (i) individuals who served as, or acted in the capacity of, our principal executive officer and principal financial officer for the year ended December 31, 2011; (ii) our executive officers whose compensation exceeded $100,000 with respect to the years ended December 31, 2011 and 2010 and who were employed by us at December 31, 2011; and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to paragraph (a)(3)(iii) of Item 401 of Regulation S-K but for the fact that the individual was not serving as an executive officer of the Company at the end of the last completed fiscal year.

SUMMARY COMPENSATION TABLE (1)

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards(2) ($)		All Other Compensation ($)		Total Compensation ($)
David P. Clark, Chief Executive	2011	260,000		78,000	–		–		338,000
Officer and Director	2010	210,000		60,833	101,500	(3)	9,345	(4)	381,678

Craig H. Weber, President and	2011	250,000		25,000	63,221	(5)	25,544	(6)	363,765
Chief Operating Officer	2010	39,904	(7)	–	696,000	(8)	186,080	(9)	921,984

Jacques vonBechmann, Senior VP of Sales	2011	150,000		87,500	145,600	(10)	–		383,100

Martin Boliek, Chief Technology Officer	2011	70,936	(11)	12,000	62,500	(12)	–		145,436

M. Carolyn Ellis, Chief Financial Officer	2011	170,000		30,000	–		6,730	(4)	206,730
	2010	170,000		14,586	29,000	(13)	6,667	(4)	220,253

(1)DCT did not have any stock awards, non-equity incentive plan compensation or non-qualified deferred compensation earnings during 2011 or 2010.

(2)Although there are a number of ways that the value of an equity award may be expressed, under SEC rules the values reported in the Option Award column of the Summary Compensation Table represent the dollar amount, without any risk of forfeiture, recognized for financial reporting purposes related to grants of options to each of the listed officers. DCT calculated these amounts in accordance with the Share-Based Payment topic of the Financial Accounting Standards Board Accounting Standards Codification Topic 718. See “Note 4: Employee Equity Incentive Plans” in Part II, Item 8 – Financial Statements of DCT’s 2011 Annual Report on Form 10-K.

(3) Represents the total fair value (as discussed in (2) above) of 350,000 incentive stock options granted during the year ended December 31, 2010. One-third of the options vested on April 29, 2011, one-third vested on April 29, 2012 and one-third will vest on April 29, 2013.

(4) Represents DCT’s safe harbor match on the named executives’ 401(k) contribution.

(5) Represents the total fair value (as discussed in (2) above) of 198,710 incentive stock options granted during the year ended December 31, 2010. One-half of the options vested on November 3, 2011 and one-half will vest on November 3, 2012.

(6)Includes (i) DCT’s safe harbor match 401(k) contribution and (ii) temporary housing.

(7) Represents actual salary payments from November 3, 2010 through December 31, 2010 based on an annual salary of $250,000.

(8) Represents the total fair value (as discussed in (2) above) of 1,400,000 incentive stock options granted during the year ended December 31, 2010. One-half of the options vested on November 3, 2011 and one-half will vest on November 3, 2012.

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(9) Includes (i) relocation expenses and (ii) temporary housing. An estimate was included in DCT’s Form 10K for the year ended December 31, 2010, filed with the Securities and Exchange Commission on March 16, 2011. The estimate was updated to reflect actual relocation expenses paid.

(10) Represents the total fair value (as discussed in (2) above) of 500,000 incentive stock options granted during the year ended December 31, 2011. One-third of the options vested on April 6, 2012, one-third will vest on April 6, 2013 and one-third will vest on April 6, 2014.

(11) Represents actual salary payments from September 6, 2011 through December 31, 2011 based on an annual salary of $220,000.

(12) Represents the total fair value (as discussed in (2) above) of 250,000 incentive stock options granted during the year ended December 31, 2011. One-third of the options vested on September 6, 2012, one-third will vest on September 6, 2013 and one-third will vest on September 6, 2014.

(13) Represents the total fair value (as discussed in (2) above) of 100,000 incentive stock options granted during the year ended December 31, 2010. One-third of the options vested on April 29, 2011, one-third vested on April 29, 2012 and one-third will vest on April 29, 2013.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information regarding unexercised stock options, stock that has not vested, and equity incentive plan awards at December 31, 2011 by the named executive officers.

OUTSTANDING EQUITY AWARDS TABLE

	Option Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Exercise Price ($)	Expiration Date
David P. Clark	343,465	–		–	0.01	4/26/2012
Chief Executive Officer	400,000	–		–	0.70	3/25/2017
and Director	600,000	–		–	0.30	7/13/2018
	233,333	116,667	(1)	–	0.32	12/23/2019
	116,667	233,333	(2)	–	0.29	4/29/2020
Craig H. Weber	700,000	700,000	(3)	–	0.67	10/31/2020
President,	99,355	99,355	(3)	–	0.45	7/12/2021
Chief Operating Officer,
and Secretary
M. Carolyn Ellis	150,000	–		–	0.60	10/30/2014
Chief Financial Officer	375,000	–		–	0.30	7/13/2018
	83,334	41,666	(1)	–	0.32	12/23/2019
	33,333	66,667	(2)	–	0.29	4/29/2020
Jacques vonBechmann	–	500,000	(4)	–	0.40	4/6/2021
Senior Vice President of Sales
Martin Boliek	–	250,000	(5)	–	0.30	9/27/2021
Chief Technical Officer

(1)All of the unexercisable options at December 31, 2011 will vest on December 23, 2012.

(2)One-half of the unexercisable options at December 31, 2011 vested on April 29, 2012 and one-half will vest on April 29, 2013.

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(3) All of the unexercisable options at December 31, 2011 will vest on November 3, 2012.

(4) One-third of the unexercisable options at December 31, 2011 vested on April 6, 2012, one-third will vest on April 6, 2013 and one-third will vest on April 6, 2014.

(5) One-third of the unexercisable options at December 31, 2011 vested on September 6, 2012, one-third will vest on September 6, 2013 and one-third will vest on September 6, 2014.

SARS/Long-Term Incentive Plans – Awards in Last Fiscal Year

No stock appreciation rights or long-term incentives were awarded to any executive officer or director during the year ended December 31, 2011.

Option Exercises and Stock Vested

The Company had 98,850options exercised during the year ended December 31, 2011.

Equity Compensation Plan Information

The Company issues options under four different stock option plans as well as through employment agreements with key employees, executives and consultants (approved by the board of directors on a case-by-case basis). The following table sets forth, by the respective option plan, certain aspects of the Company’s stock options as of October 25, 2012:

	Option Approval Method			Options Outstanding and Options Available
Description	Board of Directors	Board of Directors and Shareholders	Total	Outstanding	Available For Future Grant	Total
2002 Amended and Restated Stock Option Plan	-	3,200,000	3,200,000	2,753,710	446,290	3,200,000
2006 Stock Option Plan	-	2,500,000	2,500,000	2,149,000	351,000	2,500,000
2009 Stock Option Plan	-	1,500,000	1,500,000	1,179,333	320,667	1,500,000
2010 Stock Option Plan	-	3,500,000	3,500,000	2,500,000	1,000,000	3,500,000
Key Personnel Option Grants	7,875,000	-	7,875,000	4,518,465	-	4,518,465
	7,875,000	10,700,000	18,575,000	13,100,508	2,117,957	15,218,465

2002 Amended and Restated Stock Option Plan

On June 23, 2006 at our stockholders’ annual meeting, our stockholders approved the adoption of the 2002 Amended and Restated Stock Option Plan (“2002 Plan”). The 2002 Plan is administered by the Compensation Committee of our Board of Directors. The 2002 Plan generally provides for the grant of either qualified or nonqualified stock options to officers, employees, directors and consultants at not less than 85% of the fair market value of our common stock as of the grant date.

The 2002 Plan provides that vested options may generally be exercised for three months after termination of employment and for 12 months after termination of employment as a result of death or disability. If the Company liquidates, optionees will be notified at least 30 days prior to the proposed dissolution or liquidation to give optionees time to exercise any vested options. To the extent not previously exercised, all options will terminate immediately prior to the consummation of such proposed action. However, the plan administrator may, under its sole discretion, permit exercise of any options prior to their termination, even if such options were not otherwise exercisable.

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In the event of our change in control (including our merger with or into another corporation, or sale of substantially all our assets), the 2002 Plan provides that each outstanding option will fully vest and become exercisable. The maximum number of options that can be granted under the 2002 Plan is 3,200,000. As of October 25, 2012, there were 446,290 options to purchase common shares available for future grant.

2006 Stock Option Plan

On June 23, 2006 at our stockholders’ annual meeting, our stockholders approved the adoption of the 2006 Stock Option Plan (“2006 Plan”) and on September 14, 2009 at our stockholders’ annual meeting our stockholders approved an amendment to our 2006 Plan to increase the number of options that can be granted under the 2006 Plan from 1,500,000 to 2,500,000. The 2006 Plan is administered by the Compensation Committee of our Board of Directors. The 2006 Plan generally provides for the grant of either qualified or nonqualified stock options to officers, employees, directors and consultants at not less than 85% of the fair market value of our common stock as of the grant date.

The 2006 Plan provides that vested options may generally be exercised for three months after termination of employment and for 12 months after termination of employment as a result of death or disability. If the Company liquidates, optionees will be notified at least 30 days prior to the proposed dissolution or liquidation to give optionees time to exercise any vested options. To the extent not previously exercised, all options will terminate immediately prior to the consummation of such proposed action. However, the plan administrator may, under its sole discretion, permit exercise of any options prior to their termination, even if such options were not otherwise exercisable. In the event of our change in control (including our merger with or into another corporation, or sale of substantially all our assets), the 2006 Plan provides that each outstanding option will fully vest and become exercisable. The current maximum number of options that can be granted under the 2006 Plan is 2,500,000. As of October 25, 2012, options to purchase 351,000 common shares were available for future grant.

2009 Stock Option Plan

On September 14, 2009 at our stockholders’ annual meeting, our stockholders approved the adoption of the 2009 Stock Option Plan (“2009 Plan”). The 2009 Plan is administered by the Compensation Committee of our Board of Directors. The 2009 Plan generally provides for the grant of either qualified or nonqualified stock options to officers, employees, directors and consultants at not less than 85% of the fair market value of our common stock as of the grant date.

The 2009 Plan provides that vested options may generally be exercised for three months after termination of employment and for 12 months after termination of employment as a result of death or disability. If the Company liquidates, optionees will be notified at least 30 days prior to the proposed dissolution or liquidation to give optionees time to exercise any vested options. To the extent not previously exercised, all options will terminate immediately prior to the consummation of such proposed action. However, the plan administrator may, under its sole discretion, permit exercise of any options prior to their termination, even if such options were not otherwise exercisable. In the event of our change in control (including our merger with or into another corporation, or sale of substantially all our assets), the 2009 Plan provides that each outstanding option will fully vest and become exercisable. The current maximum number of options that can be granted under the 2009 Plan is 1,500,000. As of October 15, 2012, options to purchase 320,667 common shares were available for future grant.

 2010 Stock Option Plan

On April 29, 2010 our Board of Directors adopted our 2010 Stock Option Plan (“2010 Plan”). On March 24, 2011, our Board of Directors adopted a resolution to increase the maximum number of options that can be granted under the 2010 Plan from 2,000,000 to 3,500,000. On April 19, 2011 at our stockholders’ annual meeting, our stockholders approved the adoption of the 2010 Plan. The 2010 Plan is administered by the Compensation Committee of our Board of Directors. The 2010 Plan generally provides for the grant of either qualified or nonqualified stock options to officers, employees, directors and consultants at not less than 85% of the fair market value of our common stock as of the grant date.

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The 2010 Plan provides that vested options may generally be exercised for three months after termination of employment and for 12 months after termination of employment as a result of death or disability. If the Company liquidates, optionees will be notified at least 30 days prior to the proposed dissolution or liquidation to give optionees time to exercise any vested options. To the extent not previously exercised, all options will terminate immediately prior to the consummation of such proposed action. However, the plan administrator may, under its sole discretion, permit exercise of any options prior to their termination, even if such options were not otherwise exercisable. In the event of our change in control (including our merger with or into another corporation, or sale of substantially all of our assets), the 2010 Plan provides that each outstanding option will fully vest and become exercisable. As of October 25, 2012, options to purchase 1,000,000 common shares were available for future grant.

Compensation of Directors

The general policy of the Board is that compensation for independent directors should be a mix of cash and equity-based compensation. DCT does not pay its management director for Board service in addition to his regular employee compensation.

The following table details the total compensation earned by DCT’s non-employee directors during the year ended and as of December 31, 2011:

Name	Fees Earned or Paid in Cash ($)		Option Awards(6) ($)		Total Compensation ($)
Richard Dietl	$12,000	(1)	$–		$12,000
Edward Straw	47,250	(2)	6,292	(7)	53,542
Roseann Larson	56,000	(3)	6,292	(7)	62,292
Darwin Hu	40,000	(4)	6,292	(7)	46,292
Jody Samuels	45,000	(5)	6,292	(7)	51,292
Total	$200,250		$25,168		$225,418

(1) Represents $10,000 quarterly retainer plus an additional $2,000 quarterly retainer since being appointed DCT’s Chairman of the Board of Directors on September 29, 2011.

(2) Represents $10,000 quarterly retainer plus an additional $2,000 quarterly retainer for the first three quarters for serving as DCT’s Chairman of the Board of Directors, and $1,250 for the last quarter for serving as DCT’s Vice Chairman of the Board of Directors.

(3) Represents (i) $10,000 quarterly retainer plus an additional $1,250 quarterly retainer for serving as DCT’s Audit Committee Chair, and (ii) $11,000 for strategic assessment of DCT’s current operations.

(4) Represents $10,000 quarterly retainer.

(5) Represents $10,000 quarterly retainer plus an additional $1,250 quarterly retainer for serving as DCT’s Compensation Committee Chair.

(6) Although there are a number of ways that the value of an equity award may be expressed, under SEC rules the values reported in the Option Award column of the Summary Compensation Table represent the dollar amount, without any risk of forfeiture, recognized for financial reporting purposes related to grants of options to each of the listed officers. DCT calculated these amounts in accordance with the Share-Based Payment topic of the Financial Accounting Standards Board Accounting Standards Codification Topic 718. See “Note 4: Employee Equity Incentive Plans” in Part II, Item 8 – Financial Statements of this Form 10-K.

(7) Represents the total fair value of 20,000 incentive stock options granted during the year ended December 31, 2011, for serving as director. All options vested December 31, 2011.

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Employment Agreements

David Clark, Chief Executive Officer and Director

Mr. Clark’s employment agreement expired on December 31, 2011 and has not been renewed as of the date hereof however, the Company expects Mr. Clark to continue to act as the Company’s Chief Executive Officer.

Craig H. Weber, President and Chief Operating Officer, and Secretary

Mr. Weber’s employment agreement expired on November 3, 2012 and has not been renewed as of the date hereof, however, the Company expects Mr. Weber to continue to act as the Company’s Chief Operating Officer and President.

M. Carolyn Ellis, Chief Financial Officer

Ms. Ellis’s employment agreement expires on December 31, 2012. The Board of Directors notified Ms. Ellis on October 3, 2012 that it does not intend to renew Ms. Ellis’s current agreement, but does expect that Ms. Ellis will continue to act as the Company’s Chief Financial Officer after the expiration of the employment agreement.

Jacques vonBechmann III, Senior Vice President of Sales

On July 25, 2011, the Company entered into an employment agreement (“vonBechmann Agreement”) with Jacques vonBechmann pertaining to his service as Senior Vice President of Sales. The vonBechmann Agreement provides for an initial term of two years and is automatically extended for additional one-year periods, unless either party notifies the other in writing at least ninety days prior to the expiration of the then existing term of its intention not to extend the term. In the event that Mr. vonBechmann is terminated, other than with good cause, he is eligible to receive severance equal to twelve months of his then current annual salary and twelve months of C.O.B.R.A premium payments. The vonBechmann Agreement is attached to DCT’s 2010 Annual Report on Form 10-K at Exhibit 10.10.

Report on Repricing of Options/SARs

We did not re-price any options or SARS during the year ended December 31, 2011.

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SECURITY OWNERSHIP OF MANAGEMENT

AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of October 25, 2012, information regarding the beneficial ownership of our common stock based upon the most recent information available to us for: (i) each person known by us to own beneficially more than five (5%) percent of our outstanding common stock, (ii) each of our named executive officers and directors, and (iii) all of our named executive officers and directors as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares beneficially owned by them. As of October 25, 2012 there were 22,076,976 shares of our common stock outstanding.

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned(1)	Percentage of Common Shares Beneficially Owned

NCR Corporation(2)	3,861,004	17.5%
Syscan Technology Holdings Limited(3)	3,173,514	14.4

Directors and Executive Officers:
Richard Dietl(4)	6,156,250	26.3
David Clark(5)	2,426,796	10.1
Darwin Hu(6)	1,803,258	8.1
Edward Straw(7)	870,000	3.8
Craig H. Weber(8)	1,598,710	6.8
M. Carolyn Ellis(9)	716,666	3.1
Jody Samuels(10)	519,998	2.3
Roseann Larson(11)	153,332	0.7
Jacques vonBechmann(12)	166,667	0.7
Martin Boliek(13)	83,333	0.4
All Directors and Officers as a group (10 persons)	14,495,010	48.7%

(1)Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

(2) The address for NCR Corporation is 3097 Satellite Blvd. Duluth, GA 30096.

(3)Syscan Technology Holdings Limited (“STH”) is located at Unit 2708, 27/F., The Center, 99 Queen’s Road Central, Hong Kong.

(4)Includes (i) 4,800,000 shares of common stock, and (ii) 1,356,250 shares of common stock issuable upon the exercise of options that are either vested or will vest within 60 days from the date hereof. Does not include 138,750 shares of common stock underlying options that are not exercisable within the next 60 days. The address for Mr. Dietl is One Penn Plaza, 50 th Floor, New York, NY 10119.

(5) Includes (i) 500,000 shares of common stock and (ii) 1,926,796 shares of common stock issuable upon the exercise of options that are either vested or will vest within 60 days from the date hereof. Does not include 116,669 shares of common stock underlying options that are not exercisable within the next 60 days.

(6) Includes (i) 1,503,258 shares of common stock and (ii) 300,000 shares of common stock issuable upon the exercise of options that are either vested or will vest within 60 days from the date hereof. Does not include 20,000 shares of common stock underlying options that are not exercisable within the next 60 days.

(7) Includes 870,000 shares of common stock issuable upon the exercise of options that are either vested or will vest within 60 days from the date hereof. Does not include 270,000 shares of common stock underlying options that are not exercisable within the next 60 days.

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(8) Includes 1,598,710 shares of common stock issuable upon the exercise of options that are either vested or will vest within 60 days from the date hereof.

(9) Includes 716,666 shares of common stock issuable upon the exercise of options that are either vested or will vest within 60 days from the date hereof. Does not include 33,334 shares of common stock underlying options that are not exercisable within the next 60 days.

(10) Includes (i) 16,667 shares of common stock, and (ii) 503,331 shares of common stock issuable upon the exercise of options that are either vested or will vest within 60 days from the date hereof. Does not include: (i) 136,669 shares of common stock underlying options that are not exercisable within the next 60 days, or (ii) 99,485 shares of common stock owned by Mr. Samuels’ wife which he disclaims beneficial ownership of pursuant to Section 13d-4 of the Securities Exchange Act of 1934, as amended.

(11) Includes 153,332 shares of common stock issuable upon the exercise of options that are either vested or will vest within 60 days from the date hereof. Does not include 86,668 shares of common stock underlying options that are not exercisable within the next 60 days.

(12) Includes 166,667 shares of common stock issuable upon the exercise of options that are either vested or will vest within 60 days from the date hereof. Does not include 333,333 shares of common stock underlying options that are not exercisable within the next 60 days.

(13) Includes 83,333 shares of common stock issuable upon the exercise of options that are either vested or will vest within 60 days from the date hereof. Does not include 166,667 shares of common stock underlying options that are not exercisable within the next 60 days.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the year ended December 31, 2011, we entered into the following transactions required to be reported under Item 404 of Regulation S-K (“Item 404”):

Certain Relationships and Related Transactions

Purchases and Manufacturing of our Product

Historically, DCT has purchased the majority of its finished scanner imaging products from various related entities (referred to collectively as “Scanner Manufacturers”) owned by a DCT stockholder who currently owns approximately 15% of DCT’s outstanding common stock.

The Scanner Manufacturers purchase the non-critical raw materials, parts and components. DCT procures the critical components required to manufacture its proprietary scanners. Subsequently, the Scanner Manufacturers reimburse DCT for the cost of procuring these critical components.

Purchases from Scanner Manufacturers totaled $10,740,000 and $8,521,000 for the years ended December 31, 2011 and 2010, respectively. All purchases to and from Scanner Manufacturers were carried out in the normal course of business. As a result of the aforementioned purchases, the net due to related parties was $1,014,000 and $654,000 at December 31, 2011 and December 31, 2010, respectively.

Net Sales

During the year ended December 31, 2011 and 2010, DCT recorded net sales totaling $11,000 and $246,000, respectively, for finished scanners sold to Scanner Manufacturers. The related cost of goods sold was $10,000 and $207,000 for the years ended December 31, 2011 and 2010, respectively. All sales to Scanner Manufacturers contained similar terms and conditions as for other transactions of this nature entered into by DCT.

The above sales were all made under an exclusive license agreement between DCT and Scanner Manufacturers, which was terminated by DCT during the second quarter of 2011.

Consulting Services Provided by Members of the Board of Directors

In February 2011, DCT entered into a month-to-month product development arrangement with Darwin Hu, a current member of DCT’s board of directors, whereby Mr. Hu assisted DCT with expanding the current product offering. Pursuant to the arrangement, Mr. Hu was paid $83,000 during the year ended December 31, 2011. As a result of hiring a full time chief technology officer, DCT terminated its consulting arrangement with Mr. Hu, effective October 31, 2011. Mr. Hu continues to serve as a director on DCT’s board of directors.

During the year ended December 31, 2011, DCT paid $11,000 to CSO on Call, LLC (“CSO”), a company owned by Roseann Larson, who is a current member of DCT’s board of directors. CSO was engaged by DCT’s board of directors for the purpose of providing strategic guidance to the board of directors related to DCT’s current operations.

Legal Services Agreement

During September 2009, DCT entered into a legal services agreement (“Agreement”) with Jody R. Samuels, a director of the Company.  Pursuant to the Agreement, Mr. Samuels will provide certain legal services to us which will consist of assisting the Company in (i) the preparation of its periodic and other filings with the Securities and Exchange Commission (“SEC”), including proxy statements, special and annual meetings of shareholders, (ii) the negotiation of financing and corporate development transactions, (iii) preparation and review of documentation related to financing arrangements and corporate development transactions, (iv) preparing registration statements, and responding to any SEC inquiries/comment letters, (v) documenting corporate governance policies and procedures, and (vi) any other legal matters reasonably within the legal expertise of Mr. Samuels.

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Pursuant to the Agreement, Mr. Samuels is paid $4,000 per month for a total of $48,000 during the year ended December 31, 2011 and $48,000 during the year ended December 31, 2010. The Agreement may be cancelled by either party with 30 days prior written notice.

Agreement to License Office Space

During April 2010, DCT entered into a two-year license agreement (“License”) with Beau Dietl & Associates (“BDA”) to license office space from BDA in New York City. The License can be cancelled by either party with 90 days written notice. DCT uses the office space for all meetings of the board of directors and all shareholder meetings. In connection with the License, the Company paid BDA an upfront license fee of $50,000 as payment in full. The $50,000 payment was capitalized and is being amortized, using the straight-line method, to selling, general and administrative expense over the term of the License.

In connection with the License, DCT recorded rent expense of $25,000 and $17,000 for the years ended December 31, 2011 and 2010, respectively.

During September 2011, the Company’s board of directors appointed Mr. Dietl to serve as its Chairman of the board of directors.

During December 2011, DCT’s Audit Committee approved a one-year extension of the License. In connection with the extension, DCT paid BDA $12,500. The $12,500 payment was capitalized and will be amortized, using the straight-line method, to selling, general and administrative expense over the term of the License extension. The amended License extends through April 2013.

Consulting Agreement

During September 2010, the Company entered an agreement with a consulting company to assist DCT expand its sales. When the agreement was entered into, the owner of the consulting company held approximately one percent of DCT’s outstanding common stock. Upon execution of the agreement, DCT paid $400,000, which was recorded as selling, general and administrative expense during the year ended December 31, 2010, as services were fully rendered at the time of payment.

Revised Consulting Agreements

In July 2008, DCT’s board of directors approved a business advisory and consulting agreement between the Company and each of Richard Dietl (“Dietl Contract”) and Daniel DelGiorno (“DelGiorno Contract”). Both Mr. Dietl and Mr. DelGiorno own DCT common stock.

In August 2009, DCT’s board of directors approved an amendment to the Dietl Contract, whereby DCT made a one-time cash payment of $30,000 in exchange for the return of 275,000 non-qualified stock options which were originally granted under the Dietl Contract.

In April 2010, DCT’s board of directors approved an amendment to the Dietl Contract and the DelGiorno Contract. In addition to the services contracted within the original agreements, Mr. Dietl and Mr. DelGiorno will provide investor relations services in exchange for options to purchase up to 1,500,000 shares of the Company’s common stock at a price of $0.30 per share. On the grant date, the total fair value of such options was $435,000 using the Black-Scholes valuation model. The options vest over a two year period with 50% of such options vesting at the end of the first and second years of the agreement; however, in the event of a change of control in the Company’s securities or assets pursuant to introductions specifically made by Mr. Dietl and Mr. DelGiorno to the Company, all of the options shall immediately vest 100% in conjunction with such event. A change of control shall be defined as a change of ownership of 50% or more of the Company’s securities, or voting control thereof, or a transfer of more than 50% of the Company’s tangible and/or intangible assets.

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Reimbursed Expenses

During the year ended December 31, 2010, DCT reimbursed expenses incurred by related-party consultants totaling approximately $4,400. DCT did not reimburse any expenses incurred by related-party consultants during the year ended December 31, 2011.

Director Independence

As of December 31, 2011, all directors with the exception of Mr. Clark qualify as “independent” in accordance with Rule 10A-3 of the Exchange Act. Mr. Clark does not qualify as independent because he is a DCT employee.

Other than those described above, we have no material transactions which involved or are planned to involve a direct or indirect interest of a director, executive officer, greater than 5% stockholder or any family member of such parties.

We believe that all of the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.  All future transactions between us and our officers, directors and principal shareholders and their affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by the independent members of our board of directors.

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PROPOSAL 2

REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK AND

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK

SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK

The Board is recommending that the shareholders approve the Board’s authority to effectuate a reverse stock split of the Company’s Common Stock, at such time that the Board deems it to be in the best interest of the Company and its shareholders, with the primary intent of increasing the per share price of the Common Stock in order to make the Common Stock more attractive to a broader range of institutional and other investors. Accordingly, for these and the other reasons discussed below, the Board believes that authorizing the Board to effect the reverse stock split, in the Board’s discretion, is in the Company’s and the Company’s stockholders’ best interests.

Therefore, the Board of Directors has decided that it is in the best interests of the Company’s stockholders to (a) authorize the Board of Directors of the Company to effect, in its discretion prior to November 15, 2013, a one time reverse stock split of the outstanding Common Stock, par value $0.001, at a reverse stock split ratio ranging from 1-for-2 to 1-for-5, as determined by the Board of Directors, and (b) approve a corresponding amendment to the Company’s Certificate of Incorporation, in substantially the form attached to this Proxy Statement as Annex A, to effect the reverse stock split, subject to the Board of Director’s authority to abandon such amendment. Upon the effectiveness (the “Effective Time”) of the Amendment to Certificate of Incorporation effecting the reverse stock split, the issued shares of the Common Stock immediately prior to the Effective Time will be reclassified into a smaller number of shares such that a stockholder will own one new share of the Common Stock for each 2 to 5 shares of issued common stock held by that stockholder immediately prior to the Effective Time. The exact split ratio within the 1-for-2 to 1-for-5 range will be determined by the Board of Directors prior to the Effective Time and will be publicly announced by the Company.

The Board of Directors believes that stockholder approval of an exchange ratio range (rather than an exact exchange ratio) provides the Board with maximum flexibility to achieve the purposes of the reverse stock split. If the stockholders approve this proposal, the Board would effect the reverse stock split and cause the Certificate of Amendment to the Company’s Certificate of Incorporation to be filed with the Secretary of State of the State of Delaware only if the Board determines that the reverse stock split would be in the best interests of the Company and its stockholders. The Board may determine in its discretion not to effect any reverse stock split and not to file the amendment to the Company’s Certificate of Incorporation. No further action on the part of the stockholders will be required to either implement or abandon the reverse stock split.

Reverse Stock Split

The Common Stock is traded on the Over-the-Counter Bulletin Board (“OTCBB”) under the symbol “DCMT.” The closing price of the Common Stock on the OTCBB on October 17, 2012, was $0.23; and during the period January 1, 2012 through October 17, 2012 ranged from a low of $0.15 to a high of $0.63.

The Company may determine that it is in the stockholders’ best interests to list on a major stock exchange such as the AMEX NYSE Equities (“AMEX”) market or NASDAQ Stock Market (“NASDAQ”). Many major stock exchanges, including AMEX and NASDAQ, have listing criteria that require companies to satisfy minimum average closing prices, among other criteria, over a threshold amount during a consecutive trading period in order to gain or maintain listing eligibility. NASDAQ and AMEX, for example, currently require that a company’s common stock have an average closing price that is greater than or equal to $3.00 per share over any consecutive 30 trading-day period in order to list on their exchange. The reverse stock split would give the Company additional flexibility and ability to reach these levels.

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In addition to increasing the per share price of the Common Stock to be listed on a major stock exchange, the Board of Directors also believes that the reverse stock split would, if completed, make the Common Stock more attractive to a broader range of institutional and other investors, as the Company has been advised that the current market price of the Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher, which can also reduce interest in the Common Stock.

The Board of Directors is aware that reverse stock splits of stocks with low per share price in the absence of buying demand can result in selling pressure that drives the total market capitalization of the Company much lower. Reducing the number of outstanding shares of the Common Stock through the reverse stock split is intended, absent other factors, to increase the per share market price of the Common Stock. However, other factors, such as the Company’s financial results, market conditions and the market perception of the Company’s business may harm the market price of the Common Stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of the Common Stock will increase following the reverse stock split or that the market price of the Common Stock will remain at such higher value for any significant length of time.

For illustrative purposes only, the following table shows approximately the effect on our common stock of the various potential reverse stock splits:

	Prior to Reverse	After Reverse Stock Split
	Stock Split	1-for-2	1-for-3	1-for-4	1-for-5
Authorized	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000
Issued and Outstanding	22,076,976	11,038,488	7,358,992	5,519,244	4,415,396
Available for future issuance	27,923,024	38,961,512	42,641,008	44,480,756	45,584,604

Based on stock information as of the record date, after completion of the reverse stock split we will have approximately 38,961,512 to 45,584,604 shares of authorized but unissued shares of common stock (depending on the ratio of the reverse split). These additional shares would be available from time to time for corporate purposes including raising additional capital, acquisitions of companies or assets, for strategic transactions, including a sale of all or a portion of the company, and sales of stock or securities convertible into common stock. We currently have no present intention, plan, arrangement or agreement, written or oral, to issue shares of our common stock for any purpose, except for the issuance of shares of common stock upon the exercise of outstanding options or warrants to purchase our common stock. Although we have no present intention to issue shares of common stock, except as noted above, we may in the future raise funds through the issuance of common stock when conditions are favorable, even if we do not have an immediate need for additional capital at such time. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. If we issue additional shares, the ownership interests of holders of our common stock may be diluted.

Board Discretion to Implement the Reverse Stock Split

Upon receipt of stockholder approval, the Board of Directors, in its discretion prior to November 15, 2013, may or may not elect to effect a reverse stock split within the authorized range of ratios. The Company believes the availability of a range of reverse stock split ratios will provide it with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for the Company and the Company’s stockholders.

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In determining the reverse stock split ratio to implement, if any, following the receipt of stockholder approval, the Board may consider, among other factors:

•	the historical trading price and trading volume of the Common Stock;
•	the then-prevailing trading price and trading volume of the Common Stock and the anticipated impact of the reverse stock split on the trading market for the Common Stock;
•	the Company’s satisfaction of the requirements, and ability, to list on a major stock exchange; and
•	prevailing general market conditions.

No further action on the part of stockholders will be required to either implement or abandon the reverse stock split. If the proposal is approved by stockholders and the Board determines to implement the reverse stock split, the Company would communicate to the public, prior to the Effective Time of the reverse stock split, additional details regarding the reverse stock split (including the final reverse stock split ratio, as determined by the Board of Directors). The Board of Directors reserves the right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that the proposal is no longer in the best interests of the Company or its stockholders.

Certain Risks Associated with the Reverse Stock Split

There can be no assurance that following the reverse stock split the market price of the Common Stock will increase in proportion to the reduction in the number of shares of the Common Stock issued and outstanding before the proposed reverse stock split. Even if the Company effects a reverse stock split, the market price of the Common Stock and the Company’s market capitalization may decrease due to the reverse split or for other reasons related to the Company or the Company’s industry, the economy or the stock market in general.

Impact of the Proposed Reverse Stock Split If Implemented

The reverse stock split would affect all of the Company’s stockholders uniformly and would not affect any stockholder’s percentage ownership interest or proportionate voting power, except with respect to the manner in which fractional shares will be treated in connection with the reverse split. No fractional shares will be issued in connection with the reverse split. Shareholders who would otherwise be entitled to receive fractional shares as a result of the reverse split will have the number of new shares to which they are entitled rounded to the nearest whole number of shares. The number of new shares will be rounded up if the fractional share is equal to or greater than 0.5 and rounded down if the fraction is less than 0.5. No shareholders will receive cash in lieu of fractional shares.

The other principal effects of the reverse stock split will be that:

•	the number of issued and outstanding shares of the Common Stock will be reduced proportionately based on the final reverse stock split ratio as determined by the Board;

•	based on the final reverse stock split ratio, the per share exercise price of all outstanding option awards and warrants will be increased proportionately and the number of shares of the Common Stock issuable upon the exercise of all outstanding option awards and warrants will be reduced proportionately. These adjustments will result in approximately the same aggregate exercise price being required to be paid for all outstanding option awards and warrants upon exercise, although the aggregate number of shares issuable upon the exercise of such option awards and will be reduced proportionately following the reverse stock split;

•	the number of shares reserved for issuance and any maximum number of shares with respect to which equity awards may be granted to any participant under the Company’s equity-based compensation plans will be reduced proportionately based on the final reverse stock split ratio; and

•	in addition, the reverse stock split will likely increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in executing sales.

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Fractional Shares

No fractional shares will be issued in connection with the reverse split. Shareholders who would otherwise be entitled to receive fractional shares as a result of the reverse split will have the number of new shares to which they are entitled rounded to the nearest whole number of shares. The number of new shares will be rounded up if the fractional share is equal to or greater than 0.5 and rounded down if the fraction is less than 0.5. No shareholders will receive cash in lieu of fractional shares.

Effect on Registered and Beneficial Stockholders

Upon the reverse stock split, the Company intends to treat stockholders holding shares of the Common Stock in “street name” (that is, held through a bank, broker or other nominee) in the same manner as registered stockholders whose shares of the Common Stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding shares of the Common Stock in “street name;” however, these banks, brokers or other nominees may apply their own specific procedures for processing the reverse stock split. If you hold your shares of the Common Stock with a bank, broker or other nominee, and have any questions in this regard, the Company encourages you to contact your nominee.

Effect on Registered “Book-Entry” Stockholders

The Company’s registered stockholders may hold some or all of their shares electronically in book-entry form. These stockholders will not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares of the Common Stock registered in their accounts.

•	If you hold registered shares of the Common Stock in a book-entry form, you do not need to take any action to receive your post-reverse stock split shares of the Common Stock in registered book-entry form.

•	If you are entitled to post-reverse stock split shares of the Common Stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the effective date of the reverse stock split indicating the number of shares of the Common Stock you hold.

Effect on Registered Certificated Shares

Some registered stockholders hold their shares of the Common Stock in certificate form. If any of your shares of the Common Stock are held in certificate form, you will not be required to exchange them for new certificates. Upon a sale, transfer or other transaction related to your shares, a new certificate representing the reduced number of shares will be issued in certificate form, subject to any rounding up or down for fractional shares resulting from the reverse split.

Beginning on the effective date of the reverse stock split, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. STOCKHOLDERS SHOULD NOT DESTROY ANY SHARE CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Accounting Consequences

The par value per share of the Common Stock will remain unchanged at $0.001 per share after the reverse stock split. As a result, on the Effective Date of the reverse stock split, if any, the stated capital on the Company’s balance sheet attributable to the Common Stock will be reduced proportionately based on the final reverse stock split ratio determined by the Board, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. After the reverse stock split, net income or loss per share, and other per share amounts will be increased because there will be fewer shares of the Common Stock outstanding. In future financial statements, net income or loss per share and other per share amounts for periods ending before the reverse stock split would be recast to give retroactive effect to the reverse stock split. As described above under “Impact of the Proposed Reverse Stock Split If Implemented,” the per share exercise price of outstanding option awards would increase proportionately, and the number of shares of the Common Stock issuable upon the exercise of outstanding options would decrease proportionately, in each case based on the final reverse stock split ratio. The Company does not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

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No Appraisal Rights

Stockholders will not have dissenters’ or appraisal rights under Delaware corporate law or under the Company’s Certificate of Incorporation in connection with the proposed reverse stock split.

Amendment to Certificate of Incorporation

The form of the proposed amendment to the Company’s Certificate of Incorporation to effect the reverse stock split is attached to this Proxy Statement as Annex A. If the reverse stock split is completed, the amendment will effect a reverse stock split of the Common Stock at the ratio selected by the Board in its discretion. As of October 25, 2012, 22,076,976 shares of the Common Stock were issued and outstanding.

Procedure for Effecting Reverse Stock Split

If the stockholders approve the proposal and the Board decides to implement the reverse stock split, the reverse stock split will become effective at the Effective Time. Beginning at the Effective Time, each certificate representing pre-reverse stock split shares of the Common Stock will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares of the Common Stock.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following is a discussion of certain material U.S. federal income tax consequences of the reverse stock split to U.S. holders (as defined below). This discussion is included for general information purposes only and does not purport to address all aspects of U.S. federal income tax law that may be relevant to U.S. holders in light of their particular circumstances. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and current Treasury regulations, administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.

All stockholders are urged to consult with their own tax advisors with respect to the tax consequences of the reverse stock split. This discussion does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, U.S. holders whose functional currency is not the U.S. dollar, partnerships (or other flow-through entities for U.S. federal income purposes and their partners or members), persons who acquired their shares in connection with employment or other performance of services, broker-dealers, foreign entities, nonresident alien individuals and tax-exempt entities. This summary also assumes that the pre-reverse stock split shares were, and the post-reverse stock split shares will be, held as a “capital asset,” as defined in Section 1221 of the Code.

As used herein, the term “U.S. holder” means a holder that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons” (as defined in the Code) have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect to be treated as a U.S. person.

No gain or loss should be recognized by a U.S. holder upon the exchange of pre-reverse stock split shares for post-reverse stock split shares. The aggregate tax basis of the post-reverse stock split shares should be the same as the aggregate tax basis of the pre-reverse stock split shares exchanged in the reverse stock split. A stockholder’s holding period in the post-reverse stock split shares should include the period during which the stockholder held the pre-reverse stock split shares exchanged in the reverse stock split.

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Our view regarding the tax consequence of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with such stockholder's own tax advisor with respect to all of the potential tax consequences to such stockholder of the reverse stock split.

Required Vote

The affirmative vote of holders of a majority of the outstanding shares of the Common Stock entitled to vote at the Annual Meeting is required to approve the Company’s proposal to (a) authorize the Board to effect, in its discretion prior to November 15, 2013, a reverse stock split of the outstanding common stock, par value $0.001, of the Company, at a reverse stock split ratio ranging from 1-for-2 to 1-for-5, as determined by the Board and publicly announced by the Company, and (b) approve a corresponding amendment to the Company’s Certificate of Incorporation, in substantially the form attached to this Proxy Statement as Annex A, to effect the reverse stock split, subject to the Board’s authority to abandon such amendment.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR this proposal.

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PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF HEIN & ASSOCIATES LLP AS THE COMPANY’S

INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2012

The Audit Committee has selected Hein & Associates LLP (“Hein”) to serve as the Company’s independent auditors for the Company’s year ended December 31, 2012.

The independent accountant’s report of Hein on the Company’s consolidated financial statements for the year ended December 31, 2011 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

The following table sets forth the fees billed to us by our independent registered public accounting firm for each of the last two fiscal years:

Fee Category	Year Ended December 31, 2011	Year Ended December 31, 2010
Audit fees	$111,086	$125,177
Audit-related fees	–	–
Tax fees	–	–
All other fees	–	–

Audit Fees. Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of our interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements, including post-effective amendments to previously filed registration statements.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice, and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, mergers and acquisitions, and international tax planning.

All Other Fees. No other fees have been billed for products and services billed by our accountants.

Policy Related to Board of Directors Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Accounting Firm.

During the year ended December 31, 2011, our Audit Committee Chair pre-approved all audit and permissible non-audit services provided by the independent auditors. During the year ended December 31, 2010, our Board of Directors Chair pre-approved all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee Chair regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee Chair may also pre-approve particular services on a case-by-case basis.

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Effective January 20, 2009, in connection with the establishment of our Audit Committee, the Board of Directors delegated the policy of pre-approving all audit and permissible non-audit services provided by the independent auditors to the Audit Committee.

REQUIRED VOTE AND RECOMMENDATION

The affirmative vote of a majority of all the votes cast at a meeting at which a quorum is present is required to approve the appointment of Hein & Associates LLP as the Company’s independent auditors for the year ended December 31, 2012 as set forth in this Proposal 3. For purposes of the vote on Proposal 3, abstentions and broker non-votes will not be counted as votes cast and thus will have no effect on the result of the vote although they will count towards the presence of a quorum for Proposal 3. Properly executed, unrevoked proxies will be voted FOR Proposal 3 unless a vote against Proposal 3 or abstention is specifically indicated in the proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE

APPOINTMENT OF HEIN & ASSOCIATES LLP AS THE COMPANY’S INDEPENDENT

AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2012

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GENERAL

The Management of the Company does not know of any matters, other than those stated in this Proxy Statement, that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, proxies will be voted on those other matters in accordance with the judgment of the persons voting the proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

The Company will bear the cost of preparing, printing, assembling and mailing all proxy materials that may be sent to stockholders in connection with this solicitation. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of the common stock of the Company held by such persons. The Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies without additional compensation, by telephone or facsimile transmission. The Company does not expect to pay any compensation for the solicitation of proxies.

A copy of the Annual Report for the fiscal year ended December 31, 2011 as filed with the Securities and Exchange Commission, accompanies this Proxy Statement. Upon written request, the Company will provide each stockholder being solicited by this Proxy Statement with a free copy of any exhibits and schedules thereto. All such requests should be directed to Document Capture Technologies, Inc., 4255 Burton Drive, Santa Clara, California 95054 Attn: Craig Weber, Secretary.  Stockholders may obtain free copies of the definitive proxy statement and other documents the Company files with the SEC at the SEC’s website at www.sec.gov. They may also access a copy of the Company’s definitive proxy statement by accessing:

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In voting by proxy in regard to items to be voted upon, stockholders may (i) vote in favor of, or FOR, the item, (ii) vote AGAINST the item or (iii) ABSTAIN from voting on one or more items. Stockholders should specify their choices on the enclosed proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by the proxy will be voted FOR the election of all Directors, FOR the approval of the approval of a contingent amendment to Paragraph 4 of the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock, and FOR the approval of the appointment of Hein & Associates LLP as the Company’s independent auditors for the year ended December 31, 2012.

Stockholder Proposals for 2013 Annual Meeting and General Communications

Any stockholder proposals intended to be presented at the Company’s 2013 Annual Meeting of Stockholders must be received by the Company at its office in Santa Clara, California on or before March 31, 2013 in order to be considered for inclusion in the Company’s proxy statement and proxy relating to such meeting. The Company has received no stockholders nominations or proposals for the 2012 Annual Meeting.

Stockholders may communicate their comments or concerns about any other matter to the Board of Directors by mailing a letter to the attention of the Board of Directors c/o the Company at its office in Santa Clara, California.

Voting of Proxies

Proxies may be revoked by stockholders at any time prior to the voting thereof by giving notice of revocation in writing to the Secretary of the Company or in person at the Annual Meeting. If the enclosed proxy is properly signed, dated and returned, the Common Stock represented thereby will be voted in accordance with the instructions thereon. If no instructions are indicated, the Common Stock represented thereby will be voted FOR the election of all the Directors, FOR the approval of the approval of a contingent amendment to Article Fourth of the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock, and FOR the approval of the appointment of Hein & Associates LLP as the Company’s independent auditors for the year ended December 31, 2012.

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Revocability of Proxy

Shares represented by valid proxies will be voted in accordance with instructions contained therein, or, in the absence of such instructions, in accordance with the Board of Directors’ recommendations. Any person signing and mailing the enclosed proxy may, nevertheless, revoke the proxy at any time prior to the actual voting thereof by attending the Annual Meeting and voting in person, by providing written notice of revocation of the proxy or by submitting a signed proxy bearing a later date. Any written notice of revocation should be sent to the attention of the Secretary of the Company at the address above. Any stockholder of the Company has the unconditional right to revoke his or her proxy at any time prior to the voting thereof by any action inconsistent with the proxy, including notifying the Secretary of the Company in writing, executing a subsequent proxy, or personally appearing at the Annual Meeting and casting a contrary vote. However, no such revocation will be effective unless and until such notice of revocation has been received by the Company at or prior to the Annual Meeting.

Method of Counting Votes

Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the proxy card. A broker non-vote occurs when a broker holding shares registered in street name is permitted to vote, in the broker’s discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote (the “non-vote”) on the non-routine matter. Under the rules and regulations of the primary trading markets applicable to most brokers, brokers have the discretion to vote on “routine matters” if instructions are not received from the client in a timely manner. Abstentions will be counted as present for purposes of determining a quorum but will not be counted for or against the election of directors. As to Proposal 1, the Proxy confers authority to vote for all of the six persons listed as candidates for a position on the Board of Directors even though the block in Proposal 1 is not marked unless the names of one or more candidates are lined out. The Proxy will be voted “For” Proposal 2 unless “Against” or “Abstain” is indicated.  The Proxy will be voted “For” Proposal 3 unless “Against” or “Abstain” is indicated.  If any other business is presented at the meeting, the Proxy shall be voted in accordance with the recommendations of the Board of Directors.

HOUSEHOLDING

The SEC adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports and proxy statements with respect to two or more securityholders sharing the same address by delivering a single set of proxy materials addressed to those securityholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for securityholders and cost savings for companies.

Many brokers with account holders who are Company stockholders will be “householding” the Company’s proxy materials. A single annual report and proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate annual report and proxy statement, please notify your broker and direct a written request to Document Capture Technologies, Inc., 4255 Burton Drive, Santa Clara, California 95054 or by telephone to (408) 436-9888.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

By order of the Board of Directors

/s/ David P. Clark
David P. Clark
Chief Executive Officer

 October 30, 2012

Annex A

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF

DOCUMENT CAPTURE TECHNOLOGIES, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Document Capture Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does here by certify as follows:

The name of the Corporation is Document Capture Technologies, Inc. and the Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 15, 2002. The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware. The amendment amends the Certificate of Incorporation of the Corporation as follows:

1. Article Fourth is hereby amended by adding a paragraph which reads as follows:

“Effective upon the filing of this Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), the shares of Common Stock issued and outstanding immediately prior to the Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Effective Time are reclasssified into a smaller number of shares such that each two to five shares of issued Common Stock immediately prior to the Effective Time is reclassified into one share of Common Stock, the exact ratio within the two to five range to be determined by the board of directors of the Corporation prior to the Effective Time and publicly announced by the Corporation. Notwithstanding the immediately preceding sentence, no fractional shares will be issued in connection with the reverse split. Shareholders who would otherwise be entitled to receive fractional shares as a result of the reverse split will have the number of new shares to which they are entitled rounded to the nearest whole number of shares. The number of new shares will be rounded up if the fractional share is equal to or greater than 0.5 and rounded down if the fraction is less than 0.5. No shareholders will receive cash in lieu of fractional shares.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified, provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer on this ___ day of ______, 2012.

Document Capture Technologies, Inc.

By:
Name:
Title:

A-1